NEWS
Delta and Pine Land Company
P.O. Box 157
Scott, Mississippi 38772
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Contact: Investors                       Media
         Tom Jagodinski                  Jonathan Gasthalter/Cassandra Bujarski
         Delta and Pine Land Company     Citigate Sard Verbinnen
         662-742-4518                    212-687-8080


                 DELTA AND PINE LAND COMPANY ACQUIRES TECHNOLOGY
                              LICENSES FROM DUPONT

     Broadens Herbicide Tolerance Product Portfolio for Cotton and Soybeans

     Acquires Licenses to Transgenic Traits for Cotton and Certain Enabling
                                  Technologies
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            SCOTT, MS, JULY 3, 2006 -- Delta and Pine Land Company (NYSE:DLP)
("D&PL" or the "Company"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced that it has acquired several licenses from DuPont (NYSE: DD) subsidiary Pioneer Hi-Bred International, Inc., including its OptimumTM GATTM herbicide tolerance technology for cotton and soybeans, enabling the Company to enhance its leading product portfolio. Additionally, the Company has acquired licenses for other products developed by the DuPont biotechnology research program and certain enabling technologies for use in cotton, soybeans and other crops.
         OptimumTM GATTM trait developed by DuPont will provide farmers with expanded weed control options and help optimize yield. This herbicide tolerance technology makes plants tolerant to both glyphosate and ALS herbicides, including sulfonylureas. Previously, DuPont announced plans to commercialize OptimumTM GATTM in Pioneer(R) brand corn and soybeans and also secured significant global outlicense agreements. D&PL and DuPont, through its subsidiary Pioneer Hi-Bred International, Inc., are partners in a joint venture, DeltaMax Cotton LLC, which was initially formed to develop and commercialize glyphosate tolerance technology in cotton. The Company also announced that it has reached an agreement to license soybean lines suitable for planting in the Southern soybean market through the involvement of GreenLeaf Genetics LLC.
         Tom Jagodinski, President and CEO of D&PL said, "We are pleased to build on our strategic plan by gaining access to these new and exciting technologies and expanding our partnership with DuPont. We look forward to bringing our farmer customers increased cotton and soybean technology choices, while adding a second herbicide tolerance gene to the DeltaMax joint venture."
         "We are excited that the world's largest cotton seed company licenses OptimumTM GATTM for cotton globally and soybeans in the U.S.," stated Erik Fyrwald, Group Vice President, DuPont Agriculture and Nutrition. "Today's announcement validates our trait pipeline and OptimumTM GATTM, extending the acreage served globally."
         D&PL will pay DuPont $20.5 million in connection with this transaction and expects to account for it in the fourth quarter. Technology fee sharing for the OptimumTM GATTM technology for cotton is essentially consistent with the existing terms in the DeltaMax Collaboration agreement.
         D&PL plans to announce its earnings for its third quarter ended May 31, 2006 on July 6, 2006, before the market opens.

About Delta and Pine Land Company
         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.
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Certain matters discussed in this release are "forward-looking statements,"
including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

D&PL is a registered trademark of Delta and Pine Land Company. OptimumTM GATTM are registered trademarks of Pioneer Hi-Bred International, Inc.